Exhibit (10)(a)

                                                                  EXECUTION COPY



                                  AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
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     THIS IS AN  AMENDMENT  TO AMENDED AND RESTATED  EMPLOYMENT  AGREEMENT  (the
"Amendment Agreement"), dated as of April 30, 2002 (the "Effective Date"), between West Pharmaceutical Services, Inc., a Pennsylvania corporation, (the "Company") and William G. Little (the "Employee").

                                   Background

     The Company and the Employee are parties to an Amended and Restated Employment Agreement, dated as of March 25, 2000 (the "Employment Agreement"), which provides, among other things, for the employment of the Employee as the Company's Chief Executive Officer and compensation and benefits to be paid to him.

     The Employee has informed the Board of Directors of the Company of his intention to retire from the Company and has agreed to step down as Chief Executive Officer as of the Effective Date. In light of these actions, the Board of Directors and its Compensation Committee and the Employee have agreed to modify certain terms and conditions of the Employment Agreement, all as set forth in this Amendment Agreement.

                                    Agreement

          Intending to be legally bound, the parties agree as follows:

1. Term of Employment. The Employee's employment with the Company, and the Company's obligations under the Employment Agreement, shall terminate on March 31, 2003 (the "Termination Date"), unless sooner terminated as provided in Sections 6 or 7 of the Employment Agreement. For purposes of the Employment Agreement, this Amendment Agreement, the West Pharmaceutical Services, Inc. Employees' Retirement Plan, as amended and restated effective January 1, 2001, and any successor plan thereto (the "Retirement Plan") and the Supplemental Executive Retirement Plan and any successor plan thereto (the "SERP") shall be deemed to have retired under the Retirement Plan on and as of the Termination Date.

2.        Position and Site of Employment.

          (a) From the Effective Date through the Termination Date, the Employee will serve as Chairman of the Board of the Company. The Employee will have the duties and responsibilities outlined in Exhibit "A" to this Amendment Agreement, which is attached hereto and made a part hereof. The Employee consents to the duties and other terms of employment outlined in this Amendment Agreement and agrees that such duties and responsibilities do not constitute a "Constructive Termination" of his employment as such term is defined in the Employment Agreement.

          (b) During the period from the Effective Date through the Termination Date, the Company shall pay for an offsite office with shared administrative support, that is reasonably acceptable to the Employee, and the Employee shall continue his duties and responsibilities under this Amendment Agreement from that office.

3. Compensation and Benefits. The Employee's shall receive a base salary at the rate of $575,000 per annum through the Termination Date and remain eligible to receive a bonus for 2002 under the Management Annual Incentive Bonus Program, as and to the extent paid under that plan in accordance with the plan terms. His target bonus level shall be at 75% of base salary.

4. Golf Club Membership. The Company will permit the Employee to retain his equity interest in Metedeconk National Golf Club, Inc. and related membership privileges until the Termination Date. The Executive may be permitted to continue to retain such membership following the Termination Date at the discretion of the Company's Chairman, Independent Directors.

5.        Other Amendments to the Employment Agreement.

          (a) The reference to "Section 11" in Section 16.6 of the Employment Agreement is hereby amended to read "Section 13".

          (b) Section 10 of the Employment Agreement is hereby deleted in its entirety and Sections 11 through 16 (and any references thereto) are re-numbered accordingly.

          (c) Clause (vi) of Section 6.1 is deleted in its entirety and replaced with the following:

                    "(vi)  the  Employee's  breach  of  his  undertakings  under
                    Section 9 hereof or that certain Non-Competition Agreement dated as of April 30, 2002 between him and the Company."

          (d) Section 11 of the Employment Agreement is amended in the following respects:

               i. In the first sentence is amended by deleting the "s" from the word Section and by deleting the words "and 10.2" therefrom;

              ii. The second sentence is amended by deleting the words "and 10" therefrom; and

             iii.   The last sentence thereof is deleted in its entirety

6.        General.

          (a) Governing Law. This Amendment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

          (b) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment Agreement.

          (c) Effect of Agreement. Except as otherwise set forth in this Amendment Agreement, the Employment Agreement shall remain in full force and effect in accordance with its terms.

          (d) Entire Agreement. This Amendment Agreement and Exhibit "A" hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersede all prior agreements, arrangements and understandings, written or oral, between the parties.

          (e) No Other Representations. No representation, promise or inducement has been made by either party hereto that is not set forth in this Amendment Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          (f) Successors and Assigns. This Amendment Agreement shall inure to the benefit of and shall be binding upon the Company and the Employee and, subject to the provisions of Section 13 of the Employment Agreement, their respective heirs, executors, personal representatives, successors and assigns.

          (g)  Amendments; Waivers.

               i. This Amendment Agreement may not be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may not be waived, except by a written instrument executed by the parties to this Amendment Agreement or in the case of a waiver, by the party waiving compliance.

              ii. The failure of any party to require performance of any provision of, or to exercise any right under, this Amendment Agreement shall not affect the right of that party at a later time to enforce that provision or exercise that right.

             iii. No waiver of any term of this Amendment Agreement, whether by conduct or otherwise, will be deemed to be, or construed as, a further or continuing waiver of that or any other breach.

          (h Counterparts. This Amendment Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first set forth above.


                                    WEST PHARMACEUTICAL SERVICES, INC.




                                    By:  /s/ J.  R. Gailey
                                         ----------------------------------
                                         John R. Gailey III, Vice President



                                         /s/ William G. Little
                                         ----------------------------------
                                         William G. Little

                                                                   Exhibit A

                           CHAIRMAN'S RESPONSIBILITIES
                             May 2002 to March 2003




A.   To be responsible for the management of West's Board of Directors

B. To use his best efforts to transition his prior responsibilities to the new CEO, giving particular emphasis to the following:

     1. Developing a new investor relations program

     2. Developing a new three-year business plan

     3. Reviewing major capital spending

     4. Reviewing initiatives to improve cash flow and to strengthen the Company's balance sheet

     5. Facilitating a transfer of relationships between West and Daikyo (Japanese joint venture partner)

     6. Developing major presentations

     7. Identifying future merchant banking relationships

     8. Assisting as needed with divestitures, acquisitions and customer visits

     9. Being available to accept ad hoc assignments from the Board

     10. Identifying two new candidates for West's Board of Directors

     11. Developing new succession plan

          It is clearly understood that all items listed under "B" are now the responsibility of management and that the Chairman's role is to provide guidance.